SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

Provident Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 16, 2024, the Boards of Directors of Provident Bancorp, Inc. (the “Company”) and BankProv, the Company’s wholly owned subsidiary, appointed Julienne Cassarino to each entity’s Board of Directors, effective immediately.  Ms. Cassarino has been appointed to the Company’s Audit and Nominating and Corporate Governance Committees.

Ms. Cassarino is not a party to any transaction with the Company or BankProv that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  Ms. Cassarino will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 18, 2023, and is entitled to receive equity awards under the Company’s equity incentive plan.

Item 8.01	Other Events.

              On February 16, 2024, the Company issued a press release announcing Ms. Cassarino’s appointment.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit Description
99.1	Press Release dated February 16, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.
DATE: February 16, 2024	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer